UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 17, 2013
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

CLI- 2062599v9

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

On January 17, 2013, Micron Technology, Inc. (“Micron”) and certain of its subsidiaries entered into, and simultaneously consummated the transactions contemplated by, an agreement (the “Master Agreement”) with Nanya Technology Corporation (“NTC”) and Inotera Memories, Inc. (“Inotera”).  Inotera is a publicly traded, Taiwan-based company that presently manufactures DRAM products and sells such products exclusively to Micron and NTC.  Micron and its subsidiaries and NTC together own a majority of Inotera’s outstanding voting shares.

Pursuant to the Master Agreement, the parties thereto terminated or amended certain existing agreements and entered into certain new agreements, for the purpose of (i) restructuring the arrangements under which Inotera supplies its output to Micron and NTC, so that all of such output is transitioned to Micron during 2013, (ii) terminating the existing joint development program between Micron and NTC, (iii) restructuring existing arrangements among Micron, NTC and Inotera relating to the governance of Inotera, and (iv) restructuring certain agreements between Micron, NTC and Inotera relating to other intellectual property matters.  Set forth below are brief descriptions of the Master Agreement and the material agreements related to the transactions contemplated thereby.

Master Agreement

Micron, Micron Semiconductor B.V. (“MNL”), a wholly owned subsidiary of Micron, Numonyx Holdings B.V. (“Numonyx B.V.”), a wholly owned subsidiary of Micron, Micron Semiconductor Asia Pte. Ltd. (“MSA”), a wholly owned subsidiary of Micron, Micron Technology Asia Pacific, Inc. (“MTAP”), a wholly owned subsidiary of Micron, are parties to the Master Agreement with NTC and Inotera.  The Master Agreement provided for, among other things, (i) the termination of Inotera’s existing supply agreement with Micron and NTC, the execution of a new supply agreement between Inotera and NTC and the execution of a new Supply Agreement among Inotera, Micron and MSA, (ii) the termination of the existing joint venture agreement relating to Inotera and the execution of a new joint venture agreement relating to Inotera, (iii) the termination of the existing facilitation agreement relating to Inotera and the execution of a new facilitation agreement relating to Inotera, (iv) the termination of an existing guaranty by Micron and the execution of a new guaranty by Micron, (v) the execution of a technology transfer and license option agreement for the 20nm process node between Micron and NTC, (vi) the execution of an omnibus intellectual property agreement between Micron and NTC, and (vii) the execution of an omnibus intellectual property agreement between Micron and Inotera.

Supply Agreement

Pursuant to the Master Agreement, Micron and MSA entered into a Supply Agreement with Inotera (the “Supply Agreement”), pursuant to which Inotera will sell to Micron all of the DRAM products manufactured by Inotera other than DRAM products that are sold by Inotera to NTC during 2013 pursuant to a separate supply agreement between Inotera and NTC (the “NTC Supply Agreement”).  Under the NTC Supply Agreement, from February 1, 2013, NTC will only have the right to purchase the DRAM products resulting from less than five percent (5%) of Inotera’s capacity.  The price for DRAM products sold under the Supply Agreement is based on a discount from actual market prices.  Micron has the right to terminate the Supply Agreement if certain events occur, including, among others, Inotera failing to meet certain specified targets for ramping new technologies, Inotera breaching the Supply Agreement or a bankruptcy, reorganization or similar events relating to Inotera.   The Supply Agreement is retroactively effective as of January 1, 2013.  The Supply Agreement has an initial three-year term and contemplates annual negotiations with respect to potential successive one-year extensions.  If in any year the parties do not agree to an extension, the Supply Agreement provides that it would terminate following the end of the then-existing term and a subsequent three-year wind-down period.

Joint Venture Agreement

Pursuant to the Master Agreement, MNL, Numonyx B.V. and MTAP entered into a new Joint Venture Agreement (the “Joint Venture Agreement”) with NTC that governs the rights and obligations of the parties in connection with their ownership of shares of Inotera.

Under the Joint Venture Agreement, each of MNL and NTC may initially designate five of the twelve members of the Board of Directors of Inotera.  In addition, MNL and NTC may each nominate one independent director of Inotera.  If required by applicable law, the Board of Directors of Inotera will be expanded and a third independent director, who will be nominated jointly by MNL and NTC, will be added, provided that, if MNL and NTC do not agree on the nominee, such director will be nominated by MNL. Beginning in 2016 (or, subject to certain conditions, such earlier time as determined by MNL), MNL may designate five of the directors and nominate one of the independent directors, NTC may designate four of the directors and nominate one of the independent directors and a third independent director will be nominated jointly by MNL and NTC, provided that, if MNL and NTC do not agree on the nominee, such director will be nominated by NTC.  Each of the parties to the Joint Venture Agreement is required to vote its shares of Inotera for the board designees and nominees described above.  In addition, each of the parties to the Joint Venture Agreement is required to vote its shares of Inotera in favor of two supervisors of Inotera selected by MNL and two supervisors of Inotera selected by NTC.

The Joint Venture Agreement provides that the parties will use their best efforts to cause actions by Inotera’s Board of Directors to require a two-thirds vote.  The parties will also use their best efforts to allow each of NTC and MNL the right to nominate certain executive officers of Inotera, which officers will serve at the pleasure of Inotera’s Board of Directors.

The Joint Venture Agreement also imposes certain restrictions on the transfer by the parties of shares in Inotera and prohibits acquisitions of shares of Inotera by NTC and, subject to certain conditions, certain of its affiliates, from third parties.  The Joint Venture Agreement contains buy/sell arrangements that may be initiated in the event of: (i) an uncured breach by a party of the terms of the Joint Venture Agreement; (ii) unresolved deadlock among the parties; or (iii) the ownership of MNL and its affiliates, on the one hand, or NTC and its affiliates, on the other hand, in Inotera falling below 5% of the outstanding shares of Inotera.  However, if MNL and its affiliates, collectively, are buying (or have the right or obligation to buy) 50% or more of Inotera’s DRAM output in any calendar year, then NTC may only initiate a buy/sell arrangement if there is an uncured breach by MNL, Numonyx B.V. or MTAP of the terms of the Joint Venture Agreement.

MNL, Numonyx B.V. and MTAP are not required to contribute capital to Inotera.

Facilitation Agreement

Pursuant to the Master Agreement, MNL, Numonyx B.V. and MTAP entered into a new Facilitation Agreement with NTC and Inotera, pursuant to which Inotera will take certain actions, subject to, in some cases, applicable laws, approvals of its Board of Directors and/or approvals of its shareholders, to fully effectuate the intent of MNL, Numonyx B.V., MTAP and NTC under the Joint Venture Agreement with respect to, among other things, the nomination of executive officers.

Micron Guaranty

Pursuant to the Master Agreement, Micron entered into a new Micron Guaranty Agreement in favor of NTC, pursuant to which Micron guarantees, for the benefit of NTC, the performance of MNL, Numonyx B.V. and MTAP under the Joint Venture Agreement.

Technology Transfer and License Option Agreement for 20nm Process Node

Pursuant to the Master Agreement, Micron and NTC entered into a Technology Transfer and License Option Agreement for the 20nm Process Node (the “TTLOA 20”), pursuant to which Micron granted NTC an option, subject to certain conditions, to have Micron transfer and license certain technologies relating to the manufacture of DRAM products on a 20nm process node.  If NTC exercises such option, NTC will pay Micron a technology transfer fee, as well as royalties for its license from Micron.  The TTLOA 20 is retroactively effective as of January 1, 2013.

Omnibus IP Agreement with NTC

Pursuant to the Master Agreement, Micron entered into an Omnibus IP Agreement with NTC (the “NTC Omnibus IP Agreement”), that provided for, among other things, (i) the termination of certain intellectual property agreements, including the existing Technology Transfer Agreement for 68-50nm Process Nodes, the existing Amended and Restated Joint Development Program Agreement, the existing Joint Development Program and Cost Sharing Agreement and the existing Technology Transfer Agreement, (ii) the execution of a Second Amended and Restated Technology Transfer and License Agreement for 68-50nm Process Nodes, and (iii) the execution of a Third Amended and Restated Technology Transfer Agreement and License Agreement for 42-30nm Process Nodes.

Second Amended and Restated Technology Transfer and License Agreement for 68-50 Process Nodes

Pursuant to the NTC Omnibus IP Agreement, Micron and NTC entered into a Second Amended and Restated Transfer and License Agreement for 68-50 Process Nodes (the “TTLA 68-50”) that amended and restated that certain Technology Transfer and License Agreement for 68-50nm Process Nodes between Micron and NTC dated April 21, 2008, as amended on April 9, 2010.  Pursuant to the prior version of the TTLA 68-50, Micron transferred to NTC certain information and deliverables relating to technologies for the manufacture of DRAM products on 68nm and 50nm process nodes, and, pursuant to the TTLA 68-50, Micron continues to license to NTC the right to use such transferred technologies for specified purposes.  The TTLA 68-50 is retroactively effective as of January 1, 2013.

Third Amended and Restated Technology Transfer and License Agreement

Pursuant to the NTC Omnibus IP Agreement, Micron and NTC entered into a Third Amended and Restated Technology Transfer and License Agreement (the “TTLA”) that amended and restated that certain Second Amended and Restated Technology Transfer and License Agreement, between Micron and NTC effective April 9, 2010.  Under the TTLA, Micron licenses to NTC the right to use Micron technologies relating to the manufacture of DRAM products for specified purposes, including relating to the manufacture of DRAM products on 42nm or 30nm process nodes, and to have Inotera and, subject to certain conditions, NTC manufacture such products.  Such license, under the TTLA, is now a royalty-bearing license.  In addition, under the TTLA, NTC licenses to Micron the right to use NTC technologies relating to DRAM products for certain specified purposes.  The TTLA is retroactively effective as of January 1, 2013.

Omnibus IP Agreement with Inotera

Pursuant to the Master Agreement, Micron entered into an Omnibus IP Agreement with Inotera (the “Inotera Omnibus IP Agreement”), that provided for, among other things, the termination of certain intellectual property agreements, including the Technology Transfer Agreement for 68-50nm Process Nodes and the Technology Transfer Agreement.

The foregoing description of the transactions consummated pursuant to the Master Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Master Agreement and the above-described agreements related to the Master Agreement, which will be filed as exhibits to a future periodic or current report.

Item 1.02.                      Termination of a Material Definitive Agreement.

Pursuant to the Master Agreement, on January 17, 2013, the following material agreements were terminated in accordance with their respective terms (except as otherwise specified in the Master Agreement):

•	Second Amended and Restated Joint Venture Agreement dated March, 2011, by and between MNL and NTC;

•	Facilitation Agreement dated November 26, 2008, by and among MNL, NTC and Inotera;

•	Micron Guaranty Agreement dated November 26, 2008, by and between Micron and NTC; and

•
Third Amended and Restated Supply Agreement dated June 8, 2011, by and among Micron, NTC and Inotera, as amended by that certain Side Letter dated March 2, 2012 (which was terminated retroactively effective as of January 1, 2013).

Pursuant to the NTC Omnibus IP Agreement, on January 17, 2013, the following material agreements were terminated retroactively effective as of January 1, 2013 in accordance with their respective terms (except as otherwise specified in the NTC Omnibus IP Agreement):

•	Amended and Restated Joint Development Program Agreement effective as of November 26, 2008, by and between Micron and NTC; and

•	Joint Development Program and Cost Sharing Agreement effective as of April 9, 2010, by and between Micron and NTC.

Pursuant to the NTC Omnibus IP Agreement and the Inotera Omnibus IP Agreement, on January 17, 2013, the following material agreements were terminated retroactively effective as of January 1, 2013 in accordance with their respective terms (except as otherwise specified in the NTC Omnibus IP Agreement or the Inotera Omnibus IP Agreement):

•	Technology Transfer Agreement for 68-50nm Process Nodes dated November 26, 2008 by and between Micron and NTC; and

•
Technology Transfer Agreement dated November 26, 2008, by and among Micron, NTC and Inotera, as amended by Amendment No. 1 as of April 9, 2010, Addendum No. 1 as of April 9, 2010, and Addendum No. 2 as of June 8, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on January 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	January 17, 2013	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JANUARY 17, 2013

Exhibit	Description
99.1	Press Release issued on January 17, 2013